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                                                                   Exhibit 10.37

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is entered into between Landlord and Tenant, each as defined below in Section 1.

1. THE PARTIES

    Landlord's Name and        Nesbitt Operating Associates, Limited Partnership
    type of entity:            By BGK Nesbitt LLC, its General Partner

    Landlord' Addresses
    for Notices:               330 Garfield Street
                               Santa Fe, NM 87501

    Landlord's Payment         C/O Frauenshuh Companies
    Address:                   180 East Fifth Street
                               St. Paul, MN. 55101

    Tenant's Name and          Nextel WIP Lease Corporation,
    type of entity:            a Delaware Corporation

    Tenant's Address           Nextel WIP Lease Corporation
    for Notices:               10901 Bren Road East
                               Minetonka, MN 55343

                               With a copy to:
                               Nextel Partners, Inc.
                               4500 Carillon Point
                               Kirkland, WA 98033
                               Attention: General Counsel

2. DEFINITIONS AND BASIC TERMS

The following definitions and basic terms shall have the indicated meanings when used in this Lease:

a.    Building:                 The building known as Bren Road East I located
                                or to be located on the land described on Exhibit "A" attached hereto and whose street address is 10901- 10952 Bren Road East,
                                Minnetonka, MN 55343

b.    Premises:                 Suite No. 10901 in the Building. The Premises
                                are outlined on the plan attached to the Lease as Exhibit "B".

c.    Property:                 The Building, the parcel of land upon which the
                                Building is situated and any other improvements located thereon.

d.    Tenant's Rentable
      Square Feet:              12,684

e.    Total Rentable Square
      Feet in the Building:     73,529
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f.    Tenant's Proportionate
      Share:                    17.25 % which is the percentage obtained by
                                dividing (i) Tenant's Rentable Square Feet by
                                (ii) the total Rentable Square Feet in the Building.

g.    Scheduled
      Commencement Date:        April 1,1999

h.    Commencement Date:        The Commencement Date is defined in Section 4.

i.    Term:                     Thirty-six (36) months, commencing on the
                                Commencement Date subject to adjustment and earlier termination as provided in the Lease.

j.    Base Rent:               Lease Years                Monthly       Annual
                                                         Base Rent    Base Rent

                               4/1/99 through 3/31/2000  $ 9,777.25  $117,327.00
                               4/1/00 through 3/31/2001  $10,070.57  $120,846.81
                               4/1/01 through 3/31/2002  $10,372.68  $124,472.21

k.    Additional Rent:          Additional Rent is defined in Section 6.

l.    Rent:                     Base Rent, Additional Rent and all other sums
                                that Tenant may owe to Landlord under this Lease.

m.    Security Deposit:         $ None

n.    Expense Stop/
      Base Year:                Intentionally Omitted

o.    Permitted Use:            Tenant may use the Premises for all lawful
                                purposes in connection with its business of operating a wireless communications company including without limitation, general office use, sales of wireless service and equipment used in its business.

p.    Property Management
      Company/Address:          Frauenshuh Companies
                                180 East 5th Street, Suite 160
                                St. Paul, MN 55101

q.    Guarantor(s)
      (name and address):       Intentionally Omitted

r.    Parking Spaces:           thirty-four (34) unassigned, unreserved parking
                                spaces

3. LEASE OF PREMISES

      Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the Premises, together with the non-exclusive right and easement to use the parking, if any, and any other common facilities in or on the Building and the Property (including, without limitation, the driveways, sidewalks, loading and unreserved parking areas, lobbies and hallways) which may from time to time be furnished by Landlord, in common with Landlord and the tenants and occupants of the Building, and their respective agents, employees, customers and invitees; subject however to reasonable restrictions by Landlord as to the use of the foregoing.


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4. TERM

      The Commencement Date shall be the later of:

      a.    the Scheduled Commencement Date or;

      b. the date of substantial completion of the Premises by Landlord, as defined below; provided the Commencement Date shall not be extended for delays which are due to (x) special changes or additions required by Tenant; (y) delays of Tenant in submitting plans or specifications, supplying information, giving authorization, or (z) any default or other delay caused solely by Tenant (collectively, "Tenant Delays"). Subject to an inspection of the Premises prior to taking possession, the Tenant shall be bound by a written certification by Landlord as to the date that the Premises are ready for occupancy by the Tenant and, in the event that there are Tenant Delays, the Landlord's architect shall determine in its reasonable discretion the date that the Premises would have been ready for occupancy but for such Tenant Delays.

            If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Landlord shall not be in default hereunder or be liable for damages therefore and (b) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, and the Commencement Date shall be the date of such occupancy. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and
            (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter). The term "substantial completion" (or "substantially complete") as used in the Lease means the date when the Premises are ready for occupancy by Tenant, subject to completion of minor details of construction or minor mechanical adjustments that do not materially interfere with Tenant's occupancy.

5. PAYMENT OF RENT

      a. Payment. Tenant shall timely pay to Landlord, without demand deduction, abatement or offset (except as otherwise expressly set forth herein), the Base Rent, Additional Rent and all other rent at Landlord's Payment Address. Base Rent shall be payable monthly in advance in United States dollars.

            The first monthly installment of Base Rent shall be due and payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Base Rent shall be due on the first day of the second full calendar month of the Term and continuing thereafter on the first day of each succeeding calendar month during the Term. Base Rent for any fractional month shall be prorated based on 1/365 of the current annual Base Rent for each day of the partial month this Lease is in effect. If the Commencement Date does not fall on the first (1st) day of a month, Base Rent for the fractional month shall be due on the Commencement Date.

      b. Late Payments. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or Deed of Trust, covering the premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount or the maximum allowed by law. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

      c. Tenant shall also pay to Landlord monthly as additional rent without demand any rent tax,


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            sales tax or other tax (other than Landlord's income tax) which may be levied by any authorized governmental authority against the Base Monthly Rent or any additional rent payable to Landlord under this Lease.

      d. Landlord may from time to time designate a lock box collection agent for the collection of rents or other charges due Landlord. In such event, the date of payment shall be the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purposes of this Lease, no such payment or collection shall be deemed "accepted" by Landlord if an Event of Default shall have occurred, and if Landlord thereafter remits a check payable to Tenant in the amount received by the lock box collection agent within twenty one (21) days after the amount sent by Tenant is received by the lock box collection agent or, in the case of a dishonored instrument, within twenty one (21) days after collection. Neither the negotiation of Tenant's negotiable instrument by the lock box collection agent, nor the possession of the funds by Landlord during the twenty one (21) day period, nor the return of any such sum to Tenant shall be deemed to be inconsistent with the rejection of Tenant's tender of such payment (or collection), nor shall any of such events be deemed to be a waiver of any breach by Tenant of any terms, covenant or condition of this Lease nor a waiver of any Landlord's rights or remedies.

6. ADDITIONAL RENT

      a.) TAXES, INSURANCE AND ASSESSMENTS: As additional rent, Tenant shall pay to Landlord on the first day of each month 1/12 Tenant's pro rata share of the estimated real property tax on the leased premises for the current year plus 1/12 Tenant's pro rata share of the current premium for any liability or casualty insurance carried by Landlord on the leased premises. If the actual property tax and insurance is greater than that estimated by Landlord, Tenant shall pay the excess amount within thirty (30) days after billing by Landlord. If the actual real property tax and insurance is less than that estimated by Landlord, Landlord shall refund the overpayment to Tenant within thirty (30) days after payment of the tax and/or insurance by Landlord. As used in this paragraph, "real property tax" shall mean any form of assessment (both general and special), levy, penalty, or tax (other than estate or inheritance tax) imposed by any authority having direct or indirect power to tax any legal or equitable interest of Landlord in the leased premises, including any tax on rent (other than income tax) in lieu of or in addition to normal real property taxes or assessments. Any such billings by Landlord to Tenant that is not paid within 30 days shall bear interest at 15% per annum. Owner shall have the exclusive right, but not the obligation, to contest or appeal any assessment of Real Estate Taxes levied on the Property by any governmental or Quasigovernmental taxing agency.

            The Tenant shall be responsible for the filing of all Personal Property tax returns and the payment of taxes thereon, on all contents and/or fixtures owned by the Tenant, that are considered Personal Property by the Taxing authority or authorities having jurisdiction over leased premises.

            Tenant shall pay all sales and use taxes, other than those taxes imposed upon the rents received by the Landlord hereunder.

            In the case of non-payment by Tenant of any of the above taxes and assessments, Landlord may at its option, recover from Tenant such sums or elect to hold Tenant in default under the term of this lease and exercise any or all remedies as indicated herein or permitted by law. The fact that the Landlord may fail to bill the Tenant, under the terms of this agreement, shall not constitute a waiver of payment by the Tenant to the Landlord for future years or the year omitted.

      b.) COMMON AREA: i.) The "Common Area" is part of the property designated by Landlord from time to time for the common use of all Tenants, including among other facilities, parking area, sidewalks, landscaping, curbs, loading areas, private streets, alleys, lighting facilities, signs and other areas and improvements provided by Landlord for the common use of all Tenants, all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. Landlord


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            reserves the right to change from time to time the dimensions and location of the Common Area as well as the location, dimensions, identity and type of any building shown on Exhibit B-1 and to construct additional buildings or additional stories on existing buildings or other improvements on the property and to eliminate buildings from the plan shown on Exhibit B-1. Tenant and its employees, customers, subtenants, licensees and concessionaires shall have the nonexclusive right and license to use the Common Area as constituted from time to time, such use to be in common with Landlord, other Tenants of the building and other persons permitted by Landlord to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe, including the designation of specific areas within the property or in reasonable proximity thereto in which automobiles owned by the Tenant, its employees, subtenants, licensees and concessionaires shall be parked. Tenant will furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees or concessionaires. Tenant shall not solicit business or display merchandise within the Common Area without the prior written consent of the Landlord. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

      ii.) Tenant agrees to pay as an additional charge each month 1/12 Tenant's pro rata share of the cost of operation and maintenance of the Common Area including, among other costs, those incurred for lighting, (including that on the common area monument sign), water, sewage, painting, cleaning, policing, inspecting, landscaping, gardening, resurfacing, striping, bumpers, garbage disposal, repairing, replacing, guarding and protecting all of which may be incurred by Landlord in its discretion. Landlord shall make monthly or other periodic charges to Tenant based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Any such periodic charges shall be due and payable (within 30 days of receipt of such charges) upon delivery of notice thereof.

      c.) UTILITIES, HEAT, ETC.: Tenant shall pay as additional rent all rates and charges for water, gas, electronic security protection, electric current, steam, sewers, refuse removal, telephone or without limitation any other service used during the full term of this lease. If any such service is not separately metered by or for each Tenant but rather is furnished through one master meter, the Tenant shall pay a pro rata share of any charge based on Tenant's square footage of leased premises as a percentage of the total square footage of the building to which said charge is applicable. Tenant or Landlord, at its own option and expense, shall have the right to install separate meters for any utility.

7. SECURITY DEPOSIT

      Intentionally Omitted

8. USE

      Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, after thirty (30) days prior written notice and an opportunity to cure Tenant's acts cause, the rate of insurance on the Building or its contents to increase, then, Tenant shall pay to Landlord the amount of such increase on demand. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

9. TENANT IMPROVEMENTS

      Improvements. Any tenant finish improvements to be provided by Landlord for the Premises are described on Exhibit "E" attached hereto.


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10. ALTERATIONS

      All improvements to the Premises made after the Commencement Date shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure, or would materially and adversely affect the Building's HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without Landlord's prior consent; provided however that Tenant may, without the prior written consent of Landlord display in and about The Premises non-permanent lighting ( e.g. Desk and floor lamps) decorations ( wall hangings, posters, white boards, photographs, charts, etc.) Signs, posters internal announcements and memoranda, advertising and marketing material, or other similar items used in the ordinary course of Tenant's business. All permanent alterations, additions, or improvements affixed to the Premises either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises (unless Landlord requires removal of same) without compensation to Tenant. Approval by Landlord of Tenant's plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty as to the adequacy or sufficiency of such plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Tenant shall be responsible for the cost of all action required to comply with the requirements of the Americans with Disabilities Act of 1990 (the "ADA"), and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant's use of the Premises (other than retrofit whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant). If Landlord's prior consent is required, such consent shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. Landlord shall be responsible for the cost of compliance with the ADA for all portions of the Property not subject to the Premises or other leases with tenants.

11. LANDLORD'S SERVICES

      a. Services. Provided no Event of Default exists, and subject to interruptions beyond Landlord's control, Landlord shall use all reasonable efforts to furnish to Tenant utility services to the building (e.g. gas, water and electric). Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees.

      b.    Excess Utility Use. Intentionally Omitted

      c. Change or Discontinuance. Landlord's obligation to furnish services under Section 11a shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may change or discontinue services as needed to comply with such rules or regulations.

      d. Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable. Any unavailability shall not render Landlord liable for any damages caused thereby, nor shall be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than forty-five (45) consecutive days because of the unavailability of any such service, Tenant shall, at its option, be entitled to terminate this Lease Agreement or, be entitled to a reasonable abatement of Rent for each consecutive day (after such forty-five (45) day period) that Tenant is so prevented from making reasonable use of the Premises. Tenant agrees to promptly notify Landlord in writing of any interruption of services.

      e. Additional Services. Should Tenant desire any additional services beyond those described here or service outside the normal times Landlord provides such services, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant, furnish such services and


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            Tenant shall pay Landlord such charges as may be agreed on between
            Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided. By way of illustration and not limitation, special equipment requiring abnormal use of water or electricity used as a power source for data processing machines, including air conditioning costs therefor, large business machines and similar equipment of high electrical consumption shall not be standard and the costs thereof shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Landlord shall, at Tenant's sole cost and expense, install separate meters for measuring consumption of non-standard services within the Premises.

12. REPAIRS

      a. Landlord's Repair Obligations. Within a thirty (30) days following receipt of written notice from Tenant of the necessity therefor, Landlord shall make necessary repairs to maintain the structure of the Premises and the Building. "Structure" or "structural" for purposes of this Lease shall mean only the following: foundation, roof framing and roof, weight bearing columns and weight bearing walls (specifically excluding interior surfaces). If any such repair is required because of any act, neglect, or fault of Tenant, its agents, employees, licensees, or contractors, then Tenant shall pay all costs therefor within ten (10) days after Landlord has delivered the Tenant an invoice therefor. Landlords failure to make such repairs within thirty days, or if such repairs are not capable of being completed within such thirty days, Landlord's failure to diligently pursue completion of such repairs in a timely and reasonable fashion shall constitute an Event of Default by Landlord of this Lease Agreement. If the need for such repairs or the repair process interferes with or disrupts Tenants use and enjoyment of the Premises, in addition to all other rights available to Tenant under this Lease, at law or in equity, Tenant shall be entitled to an abatement of rent until such repairs are completed.

      b. Tenant's Repairs. Tenant agrees to promptly make all repairs (including replacements and alterations where necessary) necessary to keep the interior of the Premises in good order, repair and condition, except for those necessitated by reasonable use and wear and to repair any damage caused by Tenant or Tenant's agents, contractors, or invitees to any of the Property. The interior shall include:

                  (i)   interior faces of the exterior walls of the building;

                  (ii)  interior face of the ceilings;

                  (iii) floor coverings;

                  (iv) portion of the wiring, plumbing, pipes, conduits and other water, sewerage, utility, and sprinkler fixtures and equipment in the Premises which serve the Premises exclusively; and which are not located within the floors, walls or ceiling; and

      c. Performance of Work. All work described in Sections 9 and 10 above and in this Section 12 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Prior to beginning any work, Tenant shall cause all contractors and subcontractors hired by Tenant to procure and maintain insurance against such risks, in such amounts, as set forth in Section 15c and as Landlord may reasonably require, and shall procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall place the Property in as good or better condition as that which existed at the time of such repair and shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage any portion of the Property. Any such work which may affect the HVAC, electrical system, or plumbing must be approved by an engineer acceptable to Landlord.

      d. Mechanic's Liens. Tenant shall not permit any mechanic's or other liens to be filed against the Premises or the Property for any obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, no later than ten (10) days after Landlord has notified Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.


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13. TRANSFERS

      a. Transfers; Consent. Tenant shall not, without the prior written consent of Landlord (which Landlord may grant or deny in its sole discretion) except as per paragraph c. of this Article 13; (a) advertise that any portion of the Premises is available for lease;
            (b) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (c) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (d) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (e) sublet any portion of the Premises; (f) grant any license, concession, or other right of occupancy of any portion of the Premises; or (g) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (b) through (g) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's credit worthiness and character. Tenant shall reimburse Landlord for its attorneys' fees, except for transfers or assignments as per paragraph c of this Article 13 and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor and Tenant shall execute any documents reasonably required by Landlord to confirm same. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

      b. Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer (whether permitted or not) that exceeds the Rent paid by Tenant to Landlord for the applicable portion of the Premises covered thereby. Landlord's acceptance of such Additional Compensation shall not constitute Landlord's approval of any Transfer that was not approved by Landlord or permitted by this Lease.

      c. Assignment and Subletting. Tenant may not assign, or otherwise transfer all or any part of its interest in this Agreement or in the Premises without prior written consent of Landlord; provided, however, that Lessee may assign its interest to its parent company, any subsidiary or affiliate of it or its parent company or to any successor-in-interest or entity acquiring fifty-one percent (51%) or more of its stock or assets. Notwithstanding anything to the contrary contained in this Agreement, Tenant may assign, mortgage, pledge, hypothecate or otherwise transfer without consent its interest in this Agreement to any financing entity, or agent on behalf of any financing entity to whom Tenant (i) has obligations for borrowed money or in respect of guarantees thereof, (ii) has obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof.

14. INDEMNITY & LIABILITY L1MITATION

            a.) Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, partners, employees, attorneys and agents (collectively, the "Tenant Indemnitees") from and against any and all liability, claims, demands, causes of action, judgments, costs, expenses, and all losses and damages for bodily injury, death and property damage arising from any activity in the Premises even if resulting from the negligent act or omission, (but not willful misconduct), of any of the Tenant Indemnitees, and from all costs, attorney fees and disbursements, and liabilities incurred in the defense of any such claim. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel satisfactory to Landlord in its reasonable discretion. The provisions of this subsection (A) shall survive the expiration or earlier termination of this Lease.

            b.) Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, partners, employees, attorneys and agents (collectively, the "Landlord Indemnitees") from and against any and all liability, claims, demands, causes of action, judgments, costs, expenses, and all losses and damages for bodily injury, death and property damage arising from any activity in or about the Building (other than the Premises) even if resulting from the negligent act or omission, (but not willful misconduct), of any of Landlord Indemnitees, and from all costs, attorney fees and disbursements, and liabilities incurred in the defense of any such claim. Upon notice from Tenant, Landlord shall defend any such claim, demand, cause of action or suit at Landlord's expense by counsel satisfactory to Tenant in its reasonable discretion. The provisions of this subsection (B) shall survive the expiration or earlier termination of this Lease

15. INSURANCE

      a. Insurance by Landlord. Landlord shall insure the Building, including the Premises, against loss or damage by fire or other hazards by maintaining a broad form property insurance policy with extended coverages and traditional business interruption coverage. Landlord shall not be obligated to insure against damage to Tenant's personal property, trade fixtures, or improvements to the Premises. If the tenant finish improvements installed by or for Tenant are in excess of those provided for in Exhibit F or if any alterations or improvements made by Tenant result in an increase in Landlord's insurance premiums, then such increase shall be borne by Tenant, who shall reimburse Landlord within ten (10) days after being invoiced therefor.

      b. Insurance by Tenant. Tenant shall obtain and keep in effect the following insurance insuring Tenant, Landlord and all mortgagees and any other person or entity designated by Landlord as having an interest in the Property (as their interests may appear):

            (i) Insurance upon all property in the Premises owned by Tenant or for which Tenant is legally liable and on fixtures and improvements installed in the Premises. Such policies shall be for an amount of the full replacement cost with broad form property coverage with traditional "extended coverage", including but not limited to vandalism, malicious mischief, sprinkler leakage and water damage;

            (ii) Business interruption insurance in an amount sufficient to reimburse Tenant for direct or indirect loss of earnings attributable to prevention of use or access to the Building or Premises as a result of such perils;

            (iii) Commercial general liability insurance including fire, fire legal liability and "insured contracts" coverage with respect to the Tenant's operations associated with the Building and the Premises, including activities conducted by Tenant and any other person associated with the Tenant in the Premises and Tenant and any other person performing work on behalf of Tenant and those for whom Tenant is by law responsible in any other part of the Building. Such insurance shall be written with inclusive limits of not less than One Million Dollars ($1,000,000) for each occurrence for bodily injury and property damage, and personal injury, or such higher limits as Landlord, acting reasonably, may require from time to time. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Landlord shall be added as additional insured on all liability policies maintained by Tenant;

            (iv) Worker's compensation insurance for all Tenant's employees working in the Premises in an amount sufficient to comply with applicable laws or regulations, including employer's liability; and

            (v)   Intentionally Omitted

            All policies of insurance maintained by Tenant shall be in a form acceptable to Landlord with an A.M. Best rating of at least (A-)(VIII); issued by an insurer acceptable to Landlord and licensed to do business in the State of Minnesota; require at least thirty
            (30) days written notice to Landlord of termination or material alteration; and provide that the interests of Landlord, its mortgagee or those insured parties designated by Landlord shall not be invalidated because of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All policies must contain a severability of interest clause, a cross-liability clause or similar policy language incorporated within the controlling policy form, and shall be primary and shall not provide for contribution of any other insurance available to Landlord, its mortgagee, or those named insured parties designated by Landlord. If requested by Landlord, Tenant shall, upon the Commencement Date, and thereafter prior to the expiration date of each such policy, promptly deliver to Landlord, or Landlord's designated representative, certified copies and written evidence satisfactory to Landlord that all premiums have been paid and all polices are in effect. If Tenant fails to secure or maintain any insurance coverage required by Landlord, or should insurance secured not be approved by Landlord and such failure or approval not be corrected within forty eight (48) hours after written notice from Landlord, Landlord may, without obligation, purchase such required insurance coverage at Tenant's expense. Tenant shall promptly reimburse Landlord for any monies so expended as additional rent.

      c. Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant permitted to perform work in, on, or about the Premises to obtain and maintain the following insurance coverage at no expense to Landlord:

            (i) Commercial general liability insurance, including the traditional broad form general liability coverages, in the amount of One Million Dollars ($1,000,000), adding Landlord and Tenant as additional insured parties;

            (ii) Worker's compensation insurance for all contractor's employees working in the Premises in an amount sufficient to comply with applicable laws or regulations;

            (iii) Employers liability insurance in an amount not less than One
                  Hundred Thousand Dollars ($100,000); and

            (iv) Any other insurance as Tenant, Landlord or its mortgagee may reasonably require from time to time.

      d. Increase of Premiums. Tenant will not do anything or fail to do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring policies (including but not limited to public liability) from companies and in a form satisfactory to Landlord. If any breach of this Section 15d by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed therefor.

      e. Tenant's Additional Insurance. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Section 15.

16. CASUALTY

      a. Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within two (2) full business days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by the Casualty.

      b. Landlord's and Tenant's Rights. If, because of a Casualty, Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repair ("Substantial Casualty"), then Landlord may, at its expense, relocate Tenant within ten (10) days from the said Casualty to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. If Landlord relocates Tenant, Rent shall be abated only from the date of such damage until Landlord has successfully relocated Tenant, and thereafter, Tenant shall pay to Landlord the lesser of the Rent or the fair market rental value of the replacement premises (including all additional rent and expenses associated therewith). Such relocation may be for a portion of or the entire remaining Term. Landlord shall complete any such relocation within ten (10) days after Landlord has delivered the Damage

            Notice to Tenant. If Landlord does not elect to relocate Tenant following such Substantial Casualty or if Landlord fails or is otherwise incapable of relocating Tenant within such ten (10) days, then, unless Tenant caused such damage, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. Following a Substantial Casualty, if Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for any portion of the Premises necessary for Tenant's business that was rendered untenantable shall be reasonably abated from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement. Rent shall not be abated or reduced for a Casualty which is not a Substantial Casualty. Notwithstanding the foregoing, if a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee (defined below), then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent shall be abated as of the date of the Casualty.

      c. Repair Obligation. If neither party so elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, restore the Building and Premises to substantially the same or better condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

17. CONDEMNATION

      a. Eminent Domain. If any part of the Property is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such taking then Landlord may, at its expense, relocate Tenant to space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within two (2) full business days after the Taking. Such relocation shall be for the remaining Term. Landlord shall complete any such relocation within ten (10) days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking or if Landlord fails or is otherwise incapable of relocating Tenant within such ten (10) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be prorated on the later of the date of such Taking or the date Tenant actually vacates the Premises. After a Taking, if Landlord does not terminate this Lease or relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises which was necessary for Tenant's business and which was rendered untenantable by the Taking. Rent shall not be reduced or abated for any condemnation which does not constitute a Taking.

      b. Taking - Landlord's Rights. If all or any material portion of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking.

      c. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Property taken, and Tenant may separately pursue a claim against the condemning party for the value of Tenant's moving costs, loss of business, and other claims it may have, so long as such claim does not in any way impair or adversely affect the award that the Landlord is entitled to receive.

18. RULES AND REGULATIONS

            Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit "C". Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable and are applicable to all tenants of the Building. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

19. SUBORDINATION & MORTGAGEES

      a. Subordination. This Lease is subject and subordinate to any deeds of trust, mortgages or other security instruments which now or hereafter encumber all or any portion of the Property or any interest of Landlord therein. No further instrument shall be required to effect such subordination, but upon request Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord or any mortgagee of Landlord shall reasonably require.

      b. Attornment. Notwithstanding Section 19a, any mortgagee of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage to this Lease, or to any of the provisions hereof on such terms and subject to such conditions as such mortgagee may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deed of trust or mortgage, or the sale of the Building under any such deed of trust or mortgage, Tenant shall, upon request of such mortgagee, any person succeeding to the interest of such mortgagee, or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant of the Successor Landlord, without change in the terms or other provisions of this Lease; provided, however, that the Successor Landlord shall not be bound by any modification to this Lease made without the consent of the Successor Landlord or by any payment of Rent more than one (1) month in advance, except for a security deposit previously paid to Landlord (and then only if such security deposit has been deposited with and is under the control of the Successor Landlord). The agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall, upon request, before or after any such foreclosure or conveyance, execute, acknowledge, and deliver to the Successor Landlord instruments evidencing such attornment as the Successor Landlord may reasonably require.

      c.    Estoppel Certificates. Tenant shall, from time to time, within ten
            (10) days after request from Landlord, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true and to the best of Tenant's knowledge, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder and the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee of Landlord. Any such certificate may be relied upon by Landlord, any successor of Landlord, any mortgagees of Landlord or any prospective purchaser of the Building.

      d. Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of Tenant's obligations or termination of this Lease unless (i) Tenant has given notice by certified mail to any mortgagee of Landlord whose address has been furnished to Tenant, and (ii) Tenant offers such mortgagee of Landlord a reasonable time to cure the default (in no event to be less than thirty (30) days) but in no event more then ninety (90) days, including time to obtain possession of the Building if such should prove necessary to effect a cure. No such mortgagee of Landlord shall be obligated to Tenant to cure any default by Landlord hereunder, but if a mortgagee elects in its discretion to effect a cure Tenant shall accept same as though done by Landlord, provided such cure is effected timely and Tenants other rights have been satisfied.

      e. Non-Disturbance. Notwithstanding anything to the contrary herein, Tenant's subordination agreement shall be subject to the requirement that Landlord's mortgagee shall attorn to Tenant and shall not disturb Tenant's possession of the Premises under this Lease if, at the time of any such foreclosure, trustee's sale or conveyance in lieu thereof, by Landlord's mortgagee, Tenant is not in default hereunder.

20. TAXES

      Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder, Landlord shall not pay such amounts if Tenant notifies Landlord that it will contest the validity or amount of such taxes and thereafter diligently proceeds with such contest in accordance with applicable law and in a manner that is not inconsistent with the rights of Landlord or any other tenants of the Building and the non-payment thereof does not;
      (a) pose a threat of loss or seizure of the Building or interest of Landlord therein; or (b) result in the imposition of any fines, penalties or interest against Landlord. Notwithstanding the foregoing, Landlord may (but shall never be obligated to do so) contest the amount or validity of any such taxes.

21. EVENTS OF DEFAULT

      The occurrence of any one of the following events will be an event of default by Tenant under this Lease:

      a. Tenant shall fail to pay Landlord any rental or other sum of money when due under this Lease or under any other agreement with Landlord concerning the Premises after the expiration of five (5) days written notice.

      b. Tenant shall fail to maintain any insurance that this Lease requires Tenant to maintain or shall fail to deliver any certificate of such insurance when required by this Lease.

      c. Tenant shall fail to perform or observe any term, covenant or condition of this Lease or any other agreement with Landlord concerning the Premises (other than a failure described in the preceding subparagraphs 21.(a) and 21.(b)) and Tenant shall not cure the failure within ten (10) days after Landlord notifies Tenant thereof; but if the failure is of a nature that it cannot be cured within such ten (10) day period, Tenant shall not have committed an event of default if Tenant commences the curing of the failure within such ten (10) day period and thereafter diligently pursues the curing of same and completes the cure within thirty (30) days; provided, however, that if Tenant fails to perform or observe any such term, condition, covenant or provision 2 or more times in any Lease year, then notwithstanding that such defaults have been cured by Tenant, any further similar failure shall be deemed an event of default without notice or opportunity to cure.

      d. Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of Tenant's assets or the assets of any guarantor of Tenant's obligations under this Lease or Tenant's interest in this Lease are levied on by execution or other legal process.

      e. A petition shall be filed by Tenant or any guarantor of Tenant's obligations under this Lease to have Tenant or such guarantor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by Tenant or such guarantor, or any such petitions shall be filed against Tenant or such guarantor and shall not be removed within thirty (30) days.

      f. A receiver or trustee shall be appointed for all or substantially all the assets of Tenant or of any guarantor of Tenant's obligations under this Lease or for Tenant's interest in this Lease.

      g. Tenant shall abandon or vacate any substantial portion of the Premises or shall fail to occupy the Premises within thirty (30) days after the Term commences and the Premises are ready for occupancy.

22. REMEDIES

      a. Upon the occurrence of any event of default by Tenant, Landlord shall have the option, without any notice to Tenant (except as expressly provided below) and with or without judicial process, to pursue any one or more of the following remedies:

            (i) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.

            (ii) Landlord may enter upon and take custodial possession of the Premises by picking the locks if necessary, lock out or remove Tenant and any other person occupying the Premises and alter the locks and other security devices at the Premises, all without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage and without causing a termination or forfeiture of this Lease or of Tenant's obligation to pay rent. Landlord shall not, in the event of a lockout by the changing of locks, be required to provide new keys to Tenant.

            (iii) Landlord may terminate Tenant's possession and not this Lease whereby Landlord may enter the Premises and take possession of and remove any and all trade fixtures and personal property situated in the Premises, without liability for trespass or conversion. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sale or until Tenant reclaims the property if no foreclosure by public or private sale is contemplated, Landlord may store the property in a public or private warehouse or elsewhere at the cost of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

            (iv) Landlord may perform on behalf of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, and the cost of the performance will be deemed additional rental and will be payable by Tenant to Landlord upon demand.

      b. In the event Landlord enters and takes possession of the Premises without electing to terminate this Lease, Landlord will have the right to relet the Premises for Tenant, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable. But Landlord will not be required to incur any expense to relet the Premises and the failure of Landlord to relet the Premises shall not reduce Tenant's liability for monthly rentals and other charges due under this Lease or for damages. Landlord will not be obligated to relet for less than the then market value of the Premises or to relet the Premises when other comparable rental space in the Building is available for lease. Without causing a termination or forfeiture of this Lease after an event of default by Tenant, Landlord may: (i) relet the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term; (ii) remodel or change the use and character of the Premises; (iii) grant rent concessions in reletting the Premises, if necessary in Landlord's judgment, without reducing Tenant's obligation for rentals specified in this Lease; and (iv) relet all or any portion of the Premises as a part of a larger area. Subject to the next subparagraph, Landlord may retain the excess, if any, of the rent earned from reletting the Premises over the rentals specified in this Lease.

      c. After any failure by Tenant to pay rent, Landlord may, whether or not it has chosen to re-enter and take possession of the Premises, but only if Landlord has not notified Tenant of Landlord's election to terminate this Lease, collect from and require Tenant to pay an amount (a "Rental Deposit") equal to the then present value of all Base Rent specified herein for the balance of the Term. However, if Landlord has relet the Premises or relets thereafter without first terminating this Lease, Landlord will apply any future rentals from reletting (but not rental representing reimbursement for Basic Costs or rental allocable to any area outside the Premises or rental allocable to the period following the Term) in the following manner: first, to reduce any amounts then due from Tenant, including but not limited to attorneys' fees, brokerage commissions and other expenses Landlord may have incurred in connection with the collection of any rent, recovery of possession, and redecorating, altering, dividing, consolidating with adjoining premises, or otherwise preparing the Premises for reletting; and, second, to the repayment of any Rental Deposit collected from Tenant. The balance, if any, of the future rentals from reletting shall be retained by Landlord as compensation for reletting the Premises. Tenant will not be entitled to any repayment of the Rental Deposit except as provided herein, but Tenant will be relieved of its obligation to make future payments of any Base Rent with respect to which it has paid a Rental Deposit to Landlord. Landlord will notify Tenant if Landlord elects to collect a Rental Deposit after an event of default by Tenant, whereupon the Rental Deposit shall be immediately due and payable and may be collected by Landlord 6y a suit to enforce payment.

      d. No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an event of default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice, Landlord may at any time thereafter elect to terminate this Lease by notifying Tenant. In the event, however, Landlord terminates this Lease after collecting a Rental Deposit as provided in the preceding subparagraph, Landlord will reimburse Tenant for the excess (if any) of (i) that portion of the Rental Deposit collected and attributable to the Base Rent for the period following such termination, over (ii) the amount that, notwithstanding the termination, Landlord would have been entitled to recover from Tenant with respect to such period if Landlord had not collected the Rental Deposit.

      e. Upon the termination of this Lease or termination of Tenant's possession other than as a result of a breach or default by Landlord, Landlord will be entitled to recover all unpaid rentals that have accrued through the date of termination plus the costs of performing any of Tenant's obligations (other than the payment of rent) that should have been but were not satisfied as of the date of such termination. In addition, if the termination follows a material event of default (as described in the next subparagraph), Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, the difference between (i) an amount equal to the present value of the rental and other sums that this Lease provides Tenant will pay for the remainder of the Term and for the balance of any then effective extension of the Term, and (ii) the present value of the net future rentals for such period that will be or with reasonable efforts could be collected by Landlord by reletting the Premises. For purposes of determining what could be collected by Landlord by reletting under the preceding sentence, it will be assumed that Landlord is not required to relet when other comparable space in the Building is available for lease and that Landlord will not be required to incur any cost to relet, other than customary leasing commissions.

      f. After a material event of default by Tenant, Landlord may recover from Tenant from time to time and Tenant shall pay to Landlord upon demand, whether or not Landlord has relet the Premises or terminated this Lease, (i) such expenses as Landlord may incur in recovering possession of the Premises, terminating this Lease, placing the Premises in good order and condition and altering or repairing the same for reletting; (ii) all other costs and expenses (including brokerage commissions and legal fees) paid or incurred by Landlord in exercising any remedy or as a result of the event of default by Tenant; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease. As used above, a material event of default shall mean (i) any failure to pay rent described in subparagraph 21 .(a) above; (ii) any failure to maintain insurance required by this Lease.

      g. In the event that any future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this Lease, the present value shall be determined by discounting at the rate of six percent (6%) per annum.

      h. For the purposes of any suit by Landlord brought or based on this Lease, this Lease may, at Landlord's option, be construed to be a divisible contract to the end that successive actions may be maintained and successive periodic sums shall mature and become due hereunder, and the failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovery of the sum or sums so omitted.

      i. This Paragraph shall be enforceable to the extent not prohibited by applicable law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable. Tenant will be presumed to have abandoned the Premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the Premises, is being or has been removed from the Premises and the removal is not within the normal course of Tenant's business.

      j. Landlord's pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Landlord from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or a waiver of any rent or other amount due to Landlord as described below.

23. LANDLORD'S LIEN

      Intentionally Omitted

24. NON-WAIVER

      Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of that term or any other term. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease.

25. SURRENDER OF PREMISES

      No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall immediately deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear excepted (and condemnation and Casualty damage not caused by Tenant, as to which Sections 16 and 17 shall control), and shall deliver to Landlord all keys to the Premises and access cards to the Building. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall promptly remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question shall not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. If Tenant fails to surrender the Premises, Landlord shall have the right, without notice and without resorting to legal process, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects. The provisions of this Section shall survive the end of the Term.

26. HOLDING OVER

      a. If, at the expiration of the Term of this Lease, Tenant continues to occupy the Leased Premises with the written consent of Landlord, then Tenant shall be a Tenant from month to month at a monthly rent as established by Landlord and subject to all of the other terms and conditions of this Lease.

      b. If, at the expiration of the term of this Lease or other termination of this Lease, Tenant continues to occupy the Leased Premises without the written consent of Landlord, or if no new agreement shall have been entered into by the parties hereto, then Tenant shall be a Tenant at will only, and Tenant's continued occupancy shall not defeat Landlord's right to possession of the Leased Premises at any time, with or without notice. Tenant shall pay Rent equal to the greater of (a) 200% of the monthly Base Rent and Additional Rent payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space. In such event, Tenant shall pay Rent on a monthly basis and shall not be entitled to a daily proration. In addition, Tenant shall pay to Landlord all damages, costs and expenses incurred, directly or indirectly, by Landlord by reason of Tenant's retention of possession of the Leased Premises after such expiration or termination. Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises to such other tenant or prospective tenant as a result of such holdover.

            No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue, or extend the lease term and no extension of this lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

27. RIGHTS RESERVED BY LANDLORD

      Landlord has the following rights, exercisable without notice to Tenant and without causing an eviction (constructive or actual) or disturbance of Tenant's possession of the Premises and without giving rise to any claim for setoff or abatement of rent:

      a.    to change the Building's name or street address;

      b. to install signs on the exterior and interior of the Building, excluding the interior of the Tenant's Premises;

      c. to designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

      d. to enter upon the Premises at reasonable hours to inspect, clean or make repairs or alterations (without implying any obligation to do so) and upon reasonable notice to Tenant and without disrupting Tenant's quiet use and enjoyment of the Premises to show the Premises to prospective lenders, purchasers and tenants and, if the Premises are vacated, to prepare them for reoccupancy;

      e. to retain and use in appropriate instances keys to all doors into and within the Premises (Tenant will not change or add locks without the prior written consent of Landlord);

      f. to decorate and to make repairs, alterations, additions or improvements (whether structural or otherwise) to and about the Building and, for such purposes, to enter upon the Premises, to temporarily close doors, entryways, public space and corridors in the Building, to temporarily suspend Building Services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Common Areas, all without abatement of rent or impairing Tenant's obligations so long as the Premises remain reasonable accessible and fit for the use expressly permitted in this Lease;

      g. to grant to anyone the exclusive right to conduct any business or render any service in or to the Building (including the exclusive right to sell any food or beverages), provided such exclusive right does not exclude Tenant from the use expressly permitted in this Lease;

      h. to approve the weight, size and location of safes and other heavy equipment and articles in the Premises and to require that all such items and all furniture be moved into and out of the Building and Premises at the times and in the manner directed by Landlord (movements of Tenant's property into or out of the Building and within the building are entirely at the risk and responsibility of Tenant); and

      i. to take any measures (without implying any obligation to do so) Landlord deems advisable for the security of the Building and its occupants, including the evacuation of the Building for drill purposes and the closing of the Building after normal business hours, subject, however, to Tenant's right to admittance when the Building is closed under reasonable regulations prescribed by Landlord from time to time.

28. LANDLORD'S DEFAULT

      a. All covenants of Tenant in this Lease are independent covenants, not conditioned upon Landlord's satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein. Tenant waives any statutory lien it may have against the rent due under this Lease or against Landlord's property in Tenant's possession.

      b. If Landlord defaults in the performance of any of its obligations under this Lease, Landlord will have thirty (30) days to cure after Tenant notifies Landlord of the default; or if the default is of a nature to require more than thirty (30) days to remedy, Landlord will have the time reasonably necessary to cure it. Provided that at all such times Landlord is diligently working to cure such default and provided further that this cure provision shall not affect or waive Tenant's right to an abatement of Rent as set forth herein.

            Notwithstanding anything in this paragraph 28b to the contrary if Landlord defaults in the performance of any of its obligations under this Lease more than twice in any Lease year, Tenant shall have the right to terminate this lease with written notice, but without an opportunity to cure.

      c. Whenever a period of time is prescribed in this Lease for action to be taken by Landlord, Landlord will not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Laws or any other causes of any kind whatsoever which are beyond the control of Landlord.

      d. Tenant agrees to serve a notice of claimed default or breach by Landlord upon the lender holding a first mortgage or deed of trust against the Premises (herein called "Landlord's Mortgagee") if Tenant has been provided written notice of the name and address of such lender. Notwithstanding anything to the contrary contained herein, provided that Landlord has given Tenant written notice of the name and address of Landlords Mortgagee, Tenant will not exercise any right to terminate this Lease because of a default by Landlord before allowing such lender the same period following such notice to cure the default or breach as is allowed Landlord. But this subparagraph will not be interpreted as creating or broadening any right of Tenant to terminate this Lease because of a default by Landlord.

      e. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease is limited to the interest of Landlord in the Building and the Land, and Tenant agrees to look solely to Landlord's interest in the Building and the Land for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

      f. If any litigation is initiated or defended by any party to the Agreement against the other party to this Agreement relating to this Agreement or the subject matter hereof, the party prevailing in such litigation shall be entitled to recover, in addition to all damages allowed and other relief, all reasonable attorneys' fees, court costs and other litigation costs incurred in connection therewith.

29. RELOCATION

      Intentionally Omitted

30. PARKING

      Tenant shall be permitted to use its Parking Spaces in the parking lot associated with the Building during the initial Term for vehicular parking, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the parking lot. If Tenant sublets any portion of the Premises or assigns any of its interest in this Lease, then the parking spaces allocated to Tenant hereunder shall be reduced to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the

      Building standard ratio of parking space per rentable square foot as established by Landlord from time to time.

31. MISCELLANEOUS

      a. Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder-, provided that the assignee assumes all of the Landlord's obligations hereunder.

      b. Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Property, and Landlord and its directors, officers, employees, agents, attorneys and representatives shall not be personally liable for any deficiency.

      c. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except Landlord's Broker, Frauenshuh Companies and Tenant's Broker, Schoening Properties, Inc. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Commissions payable to Tenant's Broker shall be paid by Landlord only if a written commission agreement has been executed by and between Landlord and such broker. Landlord shall be responsible for payment of all commissions to Landlord's Broker.

      d. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in Section 1 of the Lease, (ii) hand delivered by local courier or national overnight delivery service to the intended address, or (iii) sent by facsimile transmission or telex followed by a confirmatory letter. All notices to Landlord shall be delivered to the addresses set forth in the Section 1 and to Landlord's property management company at the address set forth in the Section 2 and all notices to Tenant shall be to Tenant's address(es) set forth in Section 1. Notice sent by certified mail, postage prepaid, shall be effective three (3) days after being deposited in the United States Mail; notices sent by hand delivery or overnight courier shall be effective upon delivery to the address of the addressee and notices sent by facsimile or telex shall be effective when and if actually received by the individual to whom the notice is to be directed. The parties hereto may change their addresses for notice or payment by giving notice thereof to the other in conformity with this provision.

      e. Severability. It is the parties intention that this Lease be enforceable and that it comply with all applicable laws. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

      f. Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's mortgagee, no third party shall be deemed a third party beneficiary hereof.

      g. Tenant's Right of Possession. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

      h. Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

      i. Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

      j. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person or entity acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the corresponding fee estate or any interest in such fee estate.

      k. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

      l. Exhibits. All exhibits added and attachments attached hereto are incorporated herein by this reference.

                   Exhibit A - Legal Description
                   Exhibit B - Outline of Premises
                   Exhibit B1 - Building Plan
                   Exhibit C - Building Rules and Regulations
                   Exhibit E - Tenant Improvements

      m. Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

      n. Property Management. Landlord's Property Management Company is identified in Section 2 of the Lease. Information may be changed without notice to Tenant from time to time. Tenant acknowledges that the Property Management Company is an independent contractor hired by Landlord to operate the Building.

      o. Choice of Law. This Lease shall be governed by the laws of the state in which the Land is located and by the applicable laws of the United States of America.

      p. Construction and Interpretation. This Lease shall not be construed in favor of either Landlord or Tenant regardless of who prepared the same. Whenever the terms "hereof," "hereby," "herein," or words of similar import are used herein they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision. References to Sections and Exhibits refer to the sections of, and exhibits to, this Lease. Whenever the term "including" is used herein, it shall be interpreted as meaning "including, but not limited to."

32. REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT

      Tenant represents, warrants and covenants that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant or any guarantor of Tenant's obligations under this Lease; that all reports, statements and other data furnished by Tenant to Landlord in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Tenant does not contravene, result in a breach of, or constitute a default under any contract or agreement to which Tenant is a party or by which Tenant may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Tenant is subject; and that there are no material judicial or administrative actions, suits, or proceedings pending or threatened against or affecting Tenant's obligations under this Lease. If Tenant is a corporation or partnership, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Premises are located, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporate or partnership action and that the terms, conditions and covenants in this Lease are enforceable against Tenant. If Tenant is a corporation, Tenant shall deliver certified resolutions to Landlord, upon request, evidencing that the execution and delivery of this Lease has been duly authorized and properly executed, and will deliver such other evidence of existence, authority and good standing as Landlord shall require.

33. ENVIRONMENTAL PROVISIONS

      a. Terms defined below in this Section shall have the following meanings:

            (i) "Applicable Environmental Laws" means all applicable federal, state and other laws, ordinances, rules and regulations of any governmental entity pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA").

            (ii) "Expenses" means all liabilities, obligations, losses, damages, penalties, claims, actions, suits, proceedings, costs, expenses (including reasonable attorneys' fees), costs of settlement and disbursements of any kind and nature whatsoever.

            (iii) "Hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provide further, to the extent that the laws of the State of Minnesota establish a meaning for "hazardous substance", "release," `solid waste," or disposal" which is broader than that specified in either CERCLA RCRA, such broader meaning shall apply.

            (iv) "Indemnified Party" means each of Landlord and any successors and assigns as to all or any portion of the Land or Premises or any interest therein, and any affiliate, officer, agent, director, employee or servant of any of them.

      b. Tenant warrants and represents that to Tenant's knowledge Tenant's intended use of the Premises will not violate Applicable Environmental Laws. Tenant shall not cause or introduce to the Premises, or do anything or permit anything to be done which will subject the Landlord or the Premises or the Land to any remedial obligations under, any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises, the Land and Tenant. Tenant shall promptly notify Landlord in writing of any existing, pending or, to the knowledge of Tenant, threatened investigation or inquiry by any governmental authority in connection with any violation of Applicable Environmental Laws by Tenant or the Premises. Tenant shall take all steps necessary to determine during the term of this Lease that no hazardous substances or solid wastes are being disposed of or otherwise released on or to or from the Premises. Landlord may enter upon the Premises at any time and without notice to verify compliance with this Section if Landlord believes in good faith that a violation of this Section may have occurred or be threatened. Any violation of this Section by Tenant shall constitute an "event of default' under this Lease which cannot be cured.

      c. Tenant hereby agrees to assume liability for and to pay, indemnify, protect and hold harmless every Indemnified Party on an aftertax basis from any and all Expenses imposed, incurred or asserted (regardless of whether the Indemnified Party shall be indemnified by any other person or entity) in any way relating to or arising out of
            (a) a violation by Tenant of Applicable Environmental Laws during the term of this Lease or during any period of holdover by Tenant after the term of the Lease, or (b) a disposal or other release by Tenant of any hazardous substance or solid waste on, to or from the Premises during the term of the Lease or during any such period of holdover. The Tenant acknowledges that it has been given ample time to consult with counsel in agreeing to the indemnity set forth in this Lease and fully understands it.

            This indemnity shall survive the termination or expiration of this Lease. The foregoing indemnity shall not render Tenant liable to any Indemnified Party for any Expenses that such Indemnified Party may incur as a result of its own negligence, willful misconduct or gross negligence.

      d. Tenant's payment or reimbursement of all Expenses to or for the benefit of an Indemnified Party as required by this Lease shall be supplemented by a further payment, to such Indemnified Party, in an amount equal to any taxes imposed upon such Indemnified Party because of Tenant's payment of reimbursement of Expenses and the supplemental payment required by this Section. Taxes will be computed for the purposes hereof after taking into account any credits or deductions taken by the applicable Indemnified Party for the Expenses paid by the Indemnified Party hereunder, based on the actual tax return of the Indemnified Party (or, if no tax return is filed for such party because it is a part of a consolidated or combined group, on a proforma basis as if such Indemnified Party filed a return only for itself and its subsidiaries if any).

      e. If an Indemnified Party notifies Tenant of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity may apply, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel reasonable satisfactory to the Indemnified Party; provided, that the Indemnified party shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, action, proceeding or investigation involves both Tenant and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to, or inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such claim, action, proceeding or investigation on its own behalf at Tenant's expense.

      f. If any claim, action, proceeding or investigation arises as to which the indemnity provided for may apply, and Tenant fails to assume promptly (and in any event within ten (to) days after being notified of the claim, action, proceeding or investigation) the defense of the Indemnified Party, then the Indemnified Party may contest (or, with the prior written consent of Tenant, settle) the claim, action, proceeding or investigation at Tenant's expense using counsel selected by the Indemnified Party; provided, that no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party if, in the written opinion of the Indemnified Party's counsel, the settlement or payment in full is advisable. All costs and expenses incurred by the Indemnified Party in connection with any such contest, settlement or payment shall be payable upon demand.

      g. Landlord represents to Tenant that to the best of Landlord's knowledge no hazardous substance exists in or on the Premises. Notwithstanding anything herein to the contrary, Landlord shall indemnify and hold Tenant, its parent, subsidiaries and affiliated corporations, and their respective officers, directors, employees and representatives harmless from and against all damages, claims, causes of action, fees and expenses, including without limitation all legal fees, that arise out of or are related to any breach by Landlord of the representation contained in this Paragraph 33.g.

34. AUTHORITY PARAGRAPH

      The party executing this document on behalf of Tenant represents and warrants that such party possesses all lawful rights and authority to enter into this document on behalf of Tenant; that there are no judgments, decrees or outstanding orders of any court prohibiting the execution of this document; and that all required approvals, consents and resolutions necessary to effectuate the terms and provisions of this document have been obtained.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE.

EXECUTED as indicated below and effective on the latter of the dates indicated below.

LANDLORD:

Nesbitt Operating Associates, Limited Partnership

By:        BGK Nesbitt LLC, its General Partner
Name:      Cheryl S. Willoughby

           /s/ Cheryl S. Willoughby
           --------------------------------------
Title:     Senior Vice President

Date:      3/25/99
           ---------------------

TENANT:

Nextel WIP Lease Corporation

By         David M Thaler
           --------------------------------------
Signature: /s/ David M Thaler
           --------------------------------------
Title:     V.P. Field Operations
           --------------------------------------
Date:      March 11, 1999
           --------------------------------------

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

              Tax Parcel Identification Number: 36-117-22-31-0016

                             Tax Parcel Description

                                   Block: 001
                         Addition Name: Opus 2 8TH ADDN
                          Metes & Bounds: Lots 3 And 4

                                   EXHIBIT "B"

                               OUTLINE OF PREMISES

                               [FLOOR MAP OMITTED]

                                  EXHIBIT "B1"

                                  Building Plan

                               [FLOOR MAP OMITTED]

                                   EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from their respective leased premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

3. No signs, posters, advertisements, or notices shall be painted or affixed by or on behalf of any tenant on any of the windows or doors, or other exterior part of the Building, except lettering of such color, size and style and in such places, as shall be first approved in writing by the Landlord's Building manager. No nails, hooks or screws shall be driven into or inserted in any exterior part of the Building, except by building maintenance personnel.

4. Directories may be placed by the Landlord, at Landlord's own expense, in conspicuous places in the Building. No other directories shall be permitted.

5. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority.

6.    Corridor doors, when not in use, shall be kept closed.

7. All deliveries of furniture, freight, office-equipment or other materials for dispatch or receipt by Tenant must be made by licensed commercial movers via the service entrance of the Building in a manner and during hours set by Landlord from time to time. Prior approval must be obtained from the Landlord's Building manager for any deliveries that might interfere with the free movement of others through the public corridors of the Building. All hand trucks shall be equipped with rubber tires and rubber side guards.

8. Each tenant shall cooperate with Building employees in keeping the Building and their respective leased premises neat and clean.

9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in or about the Building.

10. Should a tenant require telegraphic, telephonic, annunciator or any other communication service, the Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as the Landlord shall direct.

11. Tenants shall not make or permit any unseemly, disturbing or improper noises in the Building, or otherwise interfere in any way with other tenants, or persons having business with them.

12. No equipment of any kind shall be operated on any tenant's leased premises that could in any way annoy any other tenant in the Building without the prior written consent of the Landlord.

13. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

14. Tenants, employees, or agents, or anyone else who desire to enter the Building after normal working hours will be required to close doors into the Building behind them. Locks to such doors will not be tampered with.

15. All electrical fixtures hung in the Premises must be fluorescent and of a quality, type, design, bulb color, size and general appearance approved by Landlord.

16. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by a tenant without the prior written consent of Landlord, such consent not to be unreasonably withheld.

17. Normal business hours for the Building shall be 7:00 a.m. through 6:00 p.m. on weekdays, excluding legal holidays.

18. References to "holidays" and "legal holidays" in the leases to tenants in the Building shall include the following:

           January 1st .......................................... New Year's Day

           Last Monday in May ..................................... Memorial Day

           July 4th ........................................... Independence Day

           First Monday in September ................................. Labor Day

           Fourth Thursday in November ............................ Thanksgiving

           December 25th ............................................. Christmas

19. The Landlord reserves the right to rescind any of these rules (as to any particular tenant or as to all tenants generally) and to make such other and further rules and regulations as in the judgment of Landlord shall from time to time b e needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations (as now or hereafter in effect) and the terms and provisions of any lease now or hereafter in effect between Landlord and any tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant.

                                   EXHIBIT "E"

                            TENANT FINISH: ALLOWANCE

1. Except as set forth in this Exhibit, Tenant accepts the Premises in their "as is" condition on the date that this Lease is entered into.

2. Within ten (10) days after the effective date of this Lease, Tenant shall deliver to Landlord for its approval a space plan depicting improvements to be installed in the Premises ("Space Plans"), which plans were or are to be prepared by Tenant's architect.

3. Within ten (10) days after delivery of the Space Plans, Tenant shall provide to Landlord for its approval final drawings (as hereinafter defined) prepared by Tenant's architect in accordance with the Space Plans showing all improvements (as hereinafter defined) that Tenant proposes to install in the Premises; such drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant's proposed construction will affect the Building's heating, ventilation and air conditioning, electrical, mechanical, or plumbing systems, then the drawings pertaining thereto shall be prepared by the Building's engineer of record. Tenant shall, at Landlord's request, sign and date the Drawings to evidence its review and approval thereof.

4. As used herein, "Drawings" shall mean the final drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Improvements" shall mean all improvements to be constructed in accordance with and as indicated on the Drawings.

5. Landlord's approval of the Drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) said Drawings are sufficiently detailed to allow construction of the Improvements in a good and workmanlike manner, and (c) the Improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements. Approval by Landlord of the Drawings shall not be a representation or warranty of Landlord that such Drawings are adequate for any use, purpose, or condition, or that such Drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the Drawings.

6. All changes in the Drawings must receive the prior written approval of Landlord, and in the event of any such approved change and upon completion of the Improvements, Tenant shall furnish Landlord with an accurate, reproducible "as-built" plan of the Improvements as constructed, which plan shall be incorporated into the Drawings and the Lease by this reference for all purposes.

7. After the Drawings have been approved, Tenant shall cause the tenant finish work to be performed in accordance with the Drawings. The work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and (b) payment and performance bonds covering the cost of the Improvements and otherwise reasonably satisfactory to Landlord. Original certificates of insurance evidencing such policies, with paid receipts therefore, and copies of such bonds must be received by Landlord before the work is commenced. The work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformance with the Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the work (e.g., elevators, excess electricity, etc.).

8. If a delay in the performance of the work occurs (a) because of any change by Tenant to the

      Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant, any contractor or subcontractor, or Tenant's agents otherwise delays completion of the work, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Rent hereunder shall commence on the scheduled Commencement Date. If the Premises are not ready for occupancy and the Improvements are not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Rent shall be abated until the date the Improvements are substantially completed, which date shall be the Commencement Date.

9. Tenant shall bear the entire cost of performing the work (including, without limitation, design of the Improvements and preparation of the Drawings, costs of construction labor and materials electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (as hereinafter defined). Upon approval of the Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement acceptable to Landlord which identifies such Drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord the amount by which the estimated Total Construction Costs exceed the Construction Allowance. Without limitation, upon substantial completion of the Improvements, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Drawings), less (i) the amount of the payments already made by Tenant and (ii) the amount of the Construction Allowance.

10. Landlord shall provide to Tenant a construction allowance ("Construction Allowance") equal to $ 27,000.00 ($2.13 /rentable square foot); however, if Tenant or its agent is managing the performance of the work, then Tenant shall not become entitled to full credit for the Construction Allowance until Tenant has caused to be delivered to Landlord (i) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the work, together with lien waivers from such parties, and a consent of the surety to the finished Improvements (if applicable) and (ii) a certificate of occupancy from the appropriate governmental authority, if applicable, and evidence of governmental inspection and approval of the Improvements, if applicable.

11.   Intentionally Omitted

12. Notwithstanding anything herein to the contrary, it shall be an Event of Default under this Lease if Tenant has not completed the Improvements on or before May 15, 1999.